Exhibit 107.1

FORM SF-3

Calculation of Filing Fee Tables

SF-3

(Form Type)

WFN Credit Company, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)(1)

Fees to Be Paid	Other	Collateral Certificate(2)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Asset-Backed Securities	Asset-Backed Notes	415(a)(6)(3)	$1,692,363,360.37	100%	$1,692,363,360.37			SF-3	333-230197	May 10, 2019	$205,114.44

	Total Offering Amounts(1)(3)					$1,692,363,360.37		$0.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$0.00

(1)

An unspecified additional amount of securities is being registered as may from time to time be offered at unspecified prices. The registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rules 456(c) and 457(s) of the Securities Act of 1933, as amended (the “Securities Act”), after the registrant offers and sells all carry forward securities.

(2)

No additional consideration will be paid by the purchasers of asset backed notes registered under this registration statement for the collateral certificate, which is pledged as security for such asset backed notes and issued by World Financial Network Credit Card Master Trust. The collateral certificate will not be offered to investors pursuant to this registration statement.

(3)

Pursuant to Rule 415(a)(6) of the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission under the Securities Act, the registrant is including the specified amount of carry forward securities in this registration statement. Such amount of carry forward securities represents the aggregate amount of asset backed securities previously registered under Registration Statement No. 333-230197 (the “Prior Registration Statement”) that remain unsold. In the event that any portion of such unsold securities are sold under the Prior Registration Statement during the period described in Rule 415(a)(5) of the Regulations, the registrant will file an amendment to this registration statement prior to the date that this registration statement becomes effective to reflect the amount of unsold securities remaining after giving effect to any such sales.